EXECUTION COPY




                           STOCKHOLDERS AGREEMENT


          This STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into on this 10th day of August, 1994, by and among Pioneer LDCA, Inc., a Delaware corporation ("Pioneer"), Cinepole Productions B.V., a Netherlands company ("Cinepole"), RCS Video International Services B.V., a Netherlands company (acting for itself and on behalf of its Affiliates, hereinafter referred to as "RCS"), MGM Holdings Corporation, a Delaware corporation ("MGM H") and New Carolco Investments, B.V., a Netherlands company ("New CIBV").
                            W I T N E S S E T H:
          WHEREAS, Pioneer, Cinepole, RCS, MGM H and New CIBV own certain of the capital stock (the "Existing Carolco Stock") of Carolco Pictures Inc., a Delaware corporation (the "Carolco");
          WHEREAS, Pioneer, Cinepole and RCS own certain of the capital stock (the "Existing LIVE Stock") of LIVE Entertainment Inc., a Delaware corporation ("Company");
          WHEREAS, Carolco, the Company and Carolco Acquisition Corp., a Delaware corporation ("Acquisition Corp.") and a wholly-owned subsidiary of the Company, have entered into an Agreement and Plan of Merger, dated as of August 10, 1994 (the "Merger Agreement");
          WHEREAS, pursuant to the terms of the Merger Agreement, Acquisition Corp. will be merged into Carolco and, in connection therewith, the Existing Carolco Stock will be exchanged for certain capital stock of the Company (the "CEI Stock"); and
          WHEREAS, the parties wish to enter into this Agreement to establish certain rights and obligations of the parties with respect to the voting of the Existing LIVE Stock and the CEI Stock, the management of the Company, the disposition of their respective interests in the Company and other matters;
          NOW, THEREFORE, the parties hereby agree as follows:
     Section 1. Definitions. As used in this Agreement, the following terms have the meanings indicated:
          "5% Notes" means the 5% Payment-in-Kind Convertible Subordinated Notes due 2002 of the Company and Carolco as co-obligors.
          "7% Notes" means the 7% Convertible Subordinated Notes due 2006 of the Company and Carolco as co-obligors.
          "Affiliate", as to any Person, means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person and shall include, without limitation, any director or executive officer of such Person, provided, however, that for purposes of this Agreement the Company shall not be deemed an Affiliate of any of the Strategic Investors, MGM H, or any of their respective Affiliates. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.
          "Agreement" means this Agreement as the same may be amended or modified from time to time in accordance with the provisions hereof.
          "Board" means the Board of Directors of the Company.
          "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in Los Angeles, California are authorized by law to be closed for business.
          "Bylaws" means the Amended and Restated Bylaws of the Company, the form of which is attached as Exhibit 3.2 to the Merger Agreement, together with all amendments thereto made pursuant to the terms hereof and applicable law.
          "Common Stock" means the Company's common stock par value $0.01 per share.
          "Common Stock Equivalent" means the number of shares of Common Stock into which any shares of Series C Preferred Stock, Series D Preferred Stock, 5% Notes or 7% Notes are convertible, taking into account at the time such Common Stock Equivalent is calculated, adjustments for distributions-in-kind and any other dilutive transactions.
          "Common Stock Equivalent Price" means the highest aggregate number of shares of Common Stock into which Securities could have been converted during the course of the transactions triggering Tag-along Rights multiplied by the fair market value per share of Common Stock (or Common Stock Equivalent, in the event the Strategic Investors have sold shares of Series C Preferred Stock or Series D Preferred Stock) to be sold.
          "Director Designee" means any director designated for election to the Board by each of the Stockholders other than New CIBV.
          "Director Pool" shall mean a group of directors of the Company composed of the Director Designees, the Management Director Designees and the two Independent Directors listed on Schedule 1.1, whose designation as members of the Director Pool may be changed by New CIBV by letter delivered to the other Stockholders. Such directors designated by New CIBV as set forth in the preceding sentence shall remain members of the Director Pool until they cease to be members of the Board. When either of the directors designated by New CIBV ceases to be a member of the Board, the director's successor shall be deemed to be the designated member of the Director Pool unless New CIBV shall notify each of the other Stockholders by letter designating another director, not a Director Designee or Management Director Designee, as a member of the Director Pool.
          "Distribution Agreement" means the Domestic Output Agreement, dated as of May 1, 1993, between Metro-Goldwyn-Mayer Inc. and Carolco and the Confidential Draft Term Sheet, dated as of April 23, 1993, between Metro-Goldwyn-Mayer Inc. and Carolco, setting forth, among other matters, the terms and conditions of MGM H's international distribution of certain Carolco motion pictures (the "International Output Agreement"), each as assumed by the Company by the Agreement substantially in the form of Exhibit 9.9(g) to the Merger Agreement, as the same may be further amended, modified or supplemented from time to time.
          "Holder" means any holder of Securities with voting rights. "Independent Directors" means directors elected to the Board by the shareholders at large in accordance with the Restated Certificate and Bylaws and who are not Director Designees or Management Director Designees and who would qualify as a member of the audit committee of the Board of the Company pursuant to the rules of the New York Stock Exchange, or in the case of any Independent Director vacancy, a director appointed in accordance with the Bylaws and this Agreement, provided that, no Independent Director shall be an officer, director, employee, agent or Affiliate (for purposes of this definition, as defined under Rule 12b-2 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of the Company or any of the Stockholders or their Affiliates.
          "Kassar" means Mario F. Kassar.
          "Kassar Employment Agreement" means the employment agreement, dated as of August 10, 1994, between Carolco and Kassar which will be assumed by the Company on the Effective Date of the Merger (as defined in the Merger Agreement).
          "Management Director Designee" means any director nominated by the Chairman of the Board of the Company.
          "Permitted Indebtedness" means, without duplication, (i) film production financing incurred by the Company or by special purpose Subsidiaries engaged solely in motion picture production, (ii) "pay or play" obligations related directly to motion picture production and
     (iii) bank financing used for general corporate purposes of the Company and its Subsidiaries in an aggregate amount not exceeding the amount of bank financing available to be drawn pursuant to its terms at the closing of the Securities Purchase Agreement dated as of May 25, 1993 among the Company, Pioneer, Cinepole and MGM H, plus $10,000,000.
          "Permitted Interested Transaction" means (i) existing contractual relationships with the Stockholders or their Affiliates, (ii) the MGM H Distribution Agreement (other than any material amendment, modification or supplement thereto, other than a long-form agreement in respect of the International Output Agreement), (iii) the Kassar Employment Agreement and (iv) transactions to be consummated in the Merger.
          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof,
     (iii) commercial paper or other corporate obligations provided that, at the time of acquisition, if the security has less than an investment grade rating obtainable from either Standard & Poor's Corp. or Moody's Investors Services, Inc., then the Company shall not purchase the security if the result would be that the Company would
     (A) have invested more than 20% of its assets in the obligations of one issuer or (B) own more than 10% of a single issue of securities,
     (iv) demand deposits, certificates of deposit (including Eurodollar certificates of deposit) or bankers' acceptances issued by commercial banks, savings and loans or other financial institutions organized under the laws of the United States of America or any state thereof or the District of Columbia, each having capital and surplus of, in the case of any such institution organized under the laws of the United States or any political subdivision thereof, not less than $100,000,000 or, in the case of any such institution organized under the laws of any foreign jurisdiction, not less than $500,000,000 or whose commercial paper is rated "A-1" by Standard & Poor's Corp. or "P-1" by Moody's Investors Services, Inc. ("Qualifying Banks"), (v) repurchase agreements and reverse repurchase agreements with Qualifying Banks, (vi) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vii) any investment in Persons that are Subsidiaries of the Company and at least 95% of the Capital Stock of which is owned by the Company,
     (viii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business, and (ix) any investment outstanding on the Effective Date of the Merger Agreement and any extension, renewal refinancing or deferral of such investment provided that such extension, renewal, refinancing or deferral does not increase the amount of such investment outstanding on the date of such extension, renewal, refinancing or deferral.
          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          "Put and Call Agreement" means the Amended and Restated Put and Call Agreement, dated as of August 10, 1994, between MGM H and Cinepole.
          "Restated Certificate" means the Amended and Restated Certificate of Incorporation of the Company, the form of which is attached as
     Exhibit 3.1 to the Merger Agreement, together with all amendments thereto made pursuant to the terms hereof and applicable law.
          "Restructuring" has the meaning specified in the Securities Purchase Agreement.
          "Securities" means the 5% Notes, the 7% Notes, the Common Stock (including any Common Stock issued pursuant to a conversion of the Series C Preferred Stock, the Series D Preferred Stock, the 5% Notes or the 7% Notes), the Series C Preferred Stock and the Series D Preferred Stock.
          "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $1.00 per share.
          "Series D Preferred Stock" means the Company's Series D Convertible Preferred Stock, par value $1.00 per share.
          "Stockholders" means Pioneer, Cinepole, RCS, MGM H and New CIBV. "Strategic Investors" means Pioneer, Cinepole and RCS. "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person have more than a 50% equity interest at the time.
          "Tag-along Rights" has the meaning specified in Section 6 hereof.
     Section 2. Effectiveness. This Agreement shall become effective on the Effective Date of the Merger (as defined in the Merger Agreement).
     Section 3.  Board of Directors.
     (a) Composition of the Board. As of the Effective Date of the Merger, the Board of the Company will consist of twenty-one (21) directors. For purposes of this Agreement, the parties hereby agree that until the stockholdings of any of the Stockholders in the Company change, in accordance with subsection (c) hereof, Pioneer shall be entitled to nominate five (5) Director Designees, Cinepole shall be entitled to nominate three (3) Director Designees, RCS shall be entitled to nominate one (1) Director Designee and MGM H shall be entitled to nominate three (3) Director Designees. Kassar shall be entitled to nominate two (2) Management Director Designees.
     (b) Election and Removal. (i) Subject to the provisions of the Restated Certificate and Bylaws, each Stockholder agrees to vote, or to cause its Director Designees to vote, consistent with their fiduciary duties, for the election of the Director Designees of each of the other Stockholders and for the election of the two (2) Management Director Designees and two (2) Independent Directors referred to in the definition of "Director Pool".
          (ii) As soon as practicable after receipt of a written request from any Stockholder to remove a Director Designee designated by the Stockholder making such request, the other Stockholders agree to take, or cause to be taken, all appropriate action to effect the removal and replacement of such Management Director Designee or Director Designee, as the case may be.
     (c) Reduction in Number of Director Designees. The number of Director Designees allocated to each of the Strategic Investors and MGM H as provided in subsection (a) of this Section 3 shall be reduced as follows: (i) in the case of Pioneer, upon each incremental reduction of at least twenty percent (20%) of the Securities it holds upon the effectiveness of the Merger, the number of Pioneer Director Designees shall be reduced by one (1); (ii) in the case of Cinepole, upon each incremental reduction of at least thirty-three percent (33%) of the Securities it holds upon the effectiveness of the Merger, the number of Cinepole Director Designees shall be reduced by one (1); (iii) in the case of MGM H, upon each incremental reduction of at least thirty-three percent (33%) of the Securities it holds upon the effectiveness of the Merger, the number of MGM H Director Designees shall be reduced by one (1); and (iv) in the case of RCS, upon the reduction of at least fifty percent (50%) of the Securities it holds upon the effectiveness of the Merger, the RCS Director Designee position shall be eliminated.
     (d) Committees. Each of the Stockholders agrees to cause its Director Designees to vote, if consistent with such director's fiduciary duty, to take appropriate corporate action to establish a Supervisory Committee of the Board, and to cause the election of such Supervisory Committee composed of the Directors listed on Schedule 3.1. All Director Designees appointed to the Supervisory Committee and Kassar shall constitute a quorum at meetings of the Supervisory Committee. No action shall be taken by the Supervisory Committee without the unanimous affirmative vote of each of the Director Designees on the Supervisory Committee or the unanimous written consent of the Supervisory Committee. Notwithstanding the foregoing, if any member of the Supervisory Committee is not present or represented at any meeting of the Supervisory Committee, the attendance of such member shall not be required for purposes of determining a quorum or unanimous voting on any action to be taken, provided any such absent member shall have been given five Business Days prior written notice of such meeting. Any such absent Supervisory Committee member may designate a representative to attend such meeting, provided that if the representative of such absent member objects to any action proposed to be taken by the Supervisory Committee, the meeting shall be adjourned for two Business Days to allow the absent member to attend, provided further, however, that the continued absence of such member shall not affect the validity of any actions taken at the adjourned meeting. In the event any Strategic Investor or MGM H sells or otherwise disposes of more than 50% of the Securities it holds upon the effectiveness of the Merger, such party shall no longer be entitled to a seat on the Supervisory Committee. All other committees of the Board shall be formed in accordance with the Restated Certificate and Bylaws, subject to Section 5(a)(i) hereof.
     Section 4. Undertakings; Condition Precedent. Each of the Stockholders undertakes and agrees as follows:
          (a) Each Stockholder agrees to cause its Director Designee to vote, if consistent with such director's fiduciary duty, to adopt the Bylaws as amended in accordance with the Merger Agreement.
          (b) Each Stockholder will vote against any proposal to amend the Restated Certificate or the Bylaws and any proposal to change the composition or character of the Board as set forth in Section 3 hereof, unless all of the Stockholders agree to vote in favor of such proposal.
          (c) The Stockholders agree to execute and deliver all documents and instruments, to share all relevant information and to do all things necessary to give effect to the provisions of this Agreement.
          (d) The obligations of the Stockholders under this Agreement and the effectiveness of this Agreement are subject to the satisfaction of the following conditions:
          (i) the Restated Certificate and By-laws shall have been amended in accordance with the Merger Agreement and the By-laws shall include provisions implementing Section 5 hereof and establishing the Supervisory Committee, each in form and substance satisfactory to each of the Stockholders;
          (ii) the Merger shall have become effective in accordance with the terms of the Merger Agreement; and
          (iii) the bylaws of Carolco and LIVE Home Video Inc. ("LHV") shall have been amended to provide that shareholder consent shall be required for Carolco or LHV to enter into, terminate, amend or modify any agreement or incur any liability or obligation, not made in the ordinary course of business, that is material to the business or operations of Carolco or LHV, as the case may be.
     Section 5.  Restrictions on Certain Actions.
     (a) Major Decisions. Each Stockholder agrees that the following actions, decisions, expenditures and obligations to be taken, made or incurred by the Company (each a "Major Decision") shall require the affirmative vote of (i) at least eighty-five percent (85%) of the Director Pool and (ii) Director Designees representing at least three of the Stockholders (other than New CIBV). Each Stockholder also agrees that it shall not exercise its voting rights as a Holder to take, make or incur any of the following actions, decisions, expenditures and obligations, and shall not call a special meeting of Holders to vote on any such matter, without the agreement of (A) Holders entitled to cast at least 80% of the votes entitled to be cast and (B) at least three Stockholders (other than New CIBV):
          (i) any amendments to the Restated Certificate or the Bylaws which would alter (A) the voting rights of the Holders, (B) the number or classes of directors on the Board, (C) the notice and quorum requirements for meetings of the Board or shareholders of the Company,
     (D) the constitution, powers or proceedings of the Supervisory Committee or (E) the constitution of the Director Pool;
          (ii) any merger, consolidation, liquidation, dissolution or winding up of the Company or any Subsidiary which is material to the business and operations of the Company and its Subsidiaries taken as a whole;
          (iii) the disposition of any asset or assets, of the Company or any Subsidiary, other than in the ordinary course of business, with an aggregate fair market value in excess of $10,000,000;
          (iv) any acquisition by the Company or any Subsidiary of any business of another person, or any property, securities, rights or other assets in one or a series of related transactions for a consideration in excess of $10,000,000; provided, that the Company may acquire rights to motion pictures or other related properties or assets in the ordinary course of business, or as permitted under the Kassar Employment Agreement or pursuant to a resolution of the Board existing on the date of the Restructuring;
          (v) the creation, incurrence, assumption or guaranty by the Company or any Subsidiary of any indebtedness, obligation or liability, whether direct or contingent, in excess of $10,000,000, except for Permitted Indebtedness.
          (vi)  the  creation,  incurrence,  or  assumption  of  any  lien, mortgage, pledge, security interest, charge or encumbrance by the Company or any Subsidiary with respect to any property, capital stock or asset of the Company or any Subsidiary, which secures payment of indebtedness of the Company in excess of $10,000,000, except for liens or pledges securing Permitted Indebtedness;
          (vii) the declaration or payment by the Company or any Subsidiary (other than special purpose subsidiaries engaged solely in motion picture production) of any dividend on its Common Stock or any other capital stock junior to the Series C Preferred Stock and the Series D Preferred Stock (except that (A) any Subsidiary may declare and pay dividends to the Company and (B) the Company may declare and pay dividends on the Series C Preferred Stock or the Series D Preferred Stock in accordance with the terms of the Restated Certificate and applicable law);
          (viii) the termination of, or material amendment, modification or supplement to, the Kassar Employment Agreement; the Co-Production Financing Commitment Agreement dated as of August 19, 1993 among Carolco, an affiliate of Cinepole and Tele-Communications, Inc. ("TCI") and the Standby Purchase and Investment Agreement dated as of July 29, 1993 among Carolco, Cinepole, an affiliate of Cinepole, Pioneer, RSC and TCI, as amended as of the Effective Date of the Merger Agreement;
          (ix) any investments, or series of investments, by the Company or any Subsidiary in excess of $3,000,000, other than Permitted Investments; and
          (x) any agreement, understanding or arrangement by the Company or any Subsidiary, or the amendment of any agreement, understanding or arrangement of the Company or any Subsidiary, with respect to any of the foregoing matters.
     (b) Interested Transactions. Subject to the provisions of Section 5(a) hereof, any transaction between the Company or any of its Subsidiaries and any Stockholder or any Affiliate of a Stockholder, other than Permitted Interested Transactions, shall be approved by a majority of the disinterested directors on the Board.
     Section 6. Tag-Along Rights. (a) At such time as any two or more of the Strategic Investors enter into a joint privately negotiated transaction or series of related transactions to sell or otherwise dispose for value to any person (other than the Company or its Subsidiaries, or any Strategic Investor, MGM H or their respective Affiliates), at least
          (i) 50% of the aggregate amount of Securities beneficially owned by the Strategic Investors as of the date of the effectiveness of the Merger (which amount is subject to adjustment for, among other things, in-kind interest or dividends and/or any other anti-dilution adjustments) and
          (ii) 10% of Securities beneficially owned by each of Pioneer and Cinepole, respectively, as of the date of such sale or disposal, such other purchasers shall afford MGM H Tag-along Rights (the "Tag-along Rights"). The Tag-along Rights shall entitle MGM H to participate proportionately in the above-referenced transaction or series of transactions by selling, at an equivalent price and on the same terms, up to the number of Securities beneficially owned by MGM H as of the date of the effectiveness of the Merger (which amount will be subject to adjustment for, among other things, in-kind interest or dividends and/or any other anti-dilution adjustments) multiplied by a fraction, the numerator of which is the number of Securities sold by the Strategic Investors in such transaction or series of transactions and the denominator of which is the aggregate number of Securities originally held by all Strategic Investors, as adjusted for, among other things, in-kind interest or dividends and/or any other anti-dilution adjustments.
          (b) In the event that the Strategic Investors sell Securities which are of a different class, designation or type than those of which MGM H desires to exercise Tag-along Rights, (i) the number of Securities which may be sold by MGM H shall be equal to the Common Stock Equivalent of all Securities held by MGM H as of the date of the effectiveness of the Merger and (ii) all Securities shall be valued, for the purpose of determining the price at which MGM H is entitled to exercise its Tag-along Rights, at the "Common Stock Equivalent Price".
          (c) The Strategic Investors shall be required to provide MGM H with 25 days' written notice of any proposed sale of Securities. MGM H shall have 20 days following such notification in which to notify the Strategic Investors of its exercise of Tag-along Rights.
          (d)   In the event that  the Strategic Investors and  MGM H enter into a joint privately negotiated transaction or series of related transactions to sell or dispose for value to any Person (other than the Company or its Subsidiaries, or any Strategic Investor or MGM H, or their respective Affiliates) at least (i) 50% of the aggregate amount of Securities beneficially owned by them as of the date of the effectiveness of the Merger (which amount will be subject to adjustment for, among other things, in-kind interest or dividends and/or any other anti-dilution adjustments), (ii) 10% of the Securities beneficially owned by each of Pioneer, Cinepole and MGM H, respectively, as of the date of such sale or disposal, then New CIBV shall be afforded Tag-along Rights in the same manner as the Tag-along Rights afforded to MGM H under this Section 6; provided, however, that if any reduction in the aggregate amount of Securities to be sold by the Strategic Investors and MGM H in such transaction becomes necessary as a result of the exercise by New CIBV of its Tag-along Rights, such reduction shall apply solely to the Securities to be sold by the Strategic Investors.
          (e) In the event that MGM H and Cinepole enter into a joint privately negotiated transaction or series of related transactions to sell or dispose for value to any Person (other than the Company or its Subsidiaries, or any Strategic Investor or MGM H, or their respective Affiliates) at least (i) 50% of the aggregate amount of Securities beneficially owned by them as of the date of the effectiveness of the Merger (which amount will be subject to adjustment for, among other things, in-kind interest or dividends and/or any other anti-dilution adjustments), and (ii) 10% of the Securities beneficially owned by each of them, respectively, as of the date of such sale or disposal, then Pioneer, RCS and New CIBV shall be afforded Tag-along Rights in the same manner as the Tag-along Rights afforded to MGM H under this Section 6.
          (f) In the event that MGM H and Pioneer enter into a joint privately negotiated transaction or series of related transactions to sell or dispose for value to any Person (other than the Company or its subsidiaries, or any Strategic Investor or MGM H, or their respective Affiliates) at least (i) 50% of the aggregate amount of Securities beneficially owned by them as of the date of the effectiveness of the Merger (which amount will be subject to adjustment for, among other things, in-kind interest or dividends and/or any other anti-dilution adjustments), and (ii) 10% of the Securities beneficially owned by each of them, respectively, as of the date of such sale or disposal, then Cinepole, RCS and New CIBV shall be afforded Tag-along Rights in the same manner as the Tag-along Rights afforded to MGM H under this Section 6; provided, however, that if any reduction in the aggregate amount of Securities to be sold by MGM H and Pioneer in such transaction becomes necessary as a result of the exercise by Cinepole, RCS or New CIBV of their respective Tag-along Rights, such reduction shall apply solely to the Securities to be sold by Pioneer.
     Section 7. Representations and Warranties. Each of the parties hereto represents and warrants to all the other parties that:
     (a) Such party has full power and authority to enter into this Agreement and all corporate or other action required to authorize the entering into of this Agreement and the performance by such party of all its obligations hereunder has been duly taken;
     (b) All acts, conditions and things required to be done, fulfilled and performed and (except as disclosed in writing by any of the parties to the others prior to the signing of this Agreement) all consents, permissions, authorizations or other approval of, notice to, or registration with, any regulatory authority or other person required to be obtained or made, in order (i) to enable such party lawfully to enter into, exercise its rights under, and perform the obligations expressed to be assumed by it in this Agreement, (ii) to ensure that the obligations expressed to be assumed by such party in this Agreement are legal, valid and enforceable;
     (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) violate any provision of the charter instruments of such party; (ii) violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (with notice or otherwise) a default under, any contract by which each such party, its assets, properties or business, or the assets, properties or business of any of its subsidiaries, may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any regulatory authority against, or binding upon, such party or its assets, properties or business, or the assets, properties or business of any of its subsidiaries; or (iv) except as disclosed in writing by any of the parties to the others prior to the signing of this Agreement violate any applicable law or regulation or any permit, license, franchise, registration or similar authorization with respect to, or binding upon, its assets, properties or business or the assets, properties or business of any of its subsidiaries.
     Section 8. Confidentiality. Each Stockholder agrees, and will cause each of its respective Director Designees, officers, directors, subsidiaries, employees, agents and other affiliates, to keep confidential all material non-public information obtained by any of them, and refrain from causing material non-public information to become public information, provided that, such information may be disseminated by the Stockholders and the Director Designees to their respective officers, directors,
subsidiaries,  employees,   agents  and  other  affiliates   and  to  other
unaffiliated  parties  (if  each  such  unaffiliated  party  enters  into a confidentiality agreement with such Stockholder or with the Director Designee, as the case may be, with regard to such information) to the extent necessary for each Stockholder to evaluate the operations of the Company and for other corporate purposes.
     Section 9. Competition. None of the terms herein shall be construed to restrict the rights of the Stockholders (other than New CIBV as long as the Kassar Employment Agreement remains in effect) or Director Designees to form, invest in or otherwise participate in business activities or ventures which may at any time compete with the Company.
     Section 10.  Miscellaneous.
     (a) Legends on Certificates. Each certificate representing any of the Securities, and each share of Common Stock issued upon the conversion of either the Series C Preferred Stock, the Series D Preferred Stock, the 7% Notes or the 5% Notes, shall bear appropriate legends alerting the holder thereof of the existence of this Agreement.
     (b) Superseding Agreement. This Agreement replaces and supersedes any and all agreements, arrangements or understandings among any of the parties hereto concerning the subject matter hereof, including (i) the Stockholders Agreement dated March 23, 1992 among Pioneer, Le Studio Canal+ S.A., RCS and New CIBV and (ii) the Stockholders Agreement dated October 20, 1993 among Pioneer, Cinepole, RCS, MGM H and New CIBV, except for other agreements entered into in connection with the Restructuring or the Merger.
     (c) Amendments and Waivers. No amendment to this Agreement shall be valid or binding unless set forth in writing, specifically referring to the provision to be amended, and duly executed by all of the parties hereto. No waiver of any provision of this Agreement, or of any breach thereof, shall be effective or binding unless made in writing and signed by the party purporting to grant such waiver and, unless provided otherwise, shall be limited to the specific matter waived.
     (d) Assignment; Termination. Except as expressly provided herein, none of the parties may assign its rights or obligations hereunder without prior written consent of all the other parties hereto. This Agreement shall terminate, with respect to any Stockholder, at such time as any Stockholder (or its Affiliates) no longer beneficially owns an amount of Securities which would entitle such Stockholder to appoint a Director
Designee in accordance with Section 2(c) hereof, provided, that with respect to New CIBV, this Agreement shall terminate upon termination of the Kassar Employment Agreement.
     (e) Notices. Any demand, notice or other communication given in connection with this Agreement shall be in writing and shall be delivered personally or sent by facsimile to the parties at the following addresses (or at such other address, facsimile number or individual for a party as may be designated by notice by such party to the others):
          Pioneer:       Pioneer LDCA, Inc.
                         2265 East 220th Street
                         Long Beach, California  90810

                         Attention:  Mr. Tetsuro Kudo
          With a copy to:
                         Pioneer LDC, Inc.
                         Arco Tower, 8-1
                         Shimomeguro 1-chome
                         Meguro-ku
                         Tokyo 153, Japan

                         Attention:  Mr. Ryuichi Noda
               and
                         Pryor, Cashman, Sherman & Flynn
                         410 Park Avenue
                         New York, New York  10022

                         Attention:  Blake Hornick, Esq.

          Cinepole:      Cinepole Productions B.V.
                         P.O. Box 990
                         1000 AZ Amsterdam
                         The Netherlands
          With a copy to:
                         Coudert Freres
                         52, Avenue des Champs-Elysees

                         75008 Paris
                         France

                         Attention:  Jonathan M. Wohl, Esq.
               and
                         Le Studio Canal+ (U.S.)
                         301 North Canon Drive, Suite 228
                         Beverly Hills, California  90210

                         Attention:  Richard J. Garzilli, Esq.
               and
                         Coudert Brothers
                         1055 West Seventh Street, 20th Fl.
                         Los Angeles, California  90017

                         Attention:  John St. Clair, Esq.

          MGM H:         c/o Metro-Goldwyn-Mayer
                         2500 Broadway
                         Santa Monica, California  90404

                         Attention:  Mr. Michael S. Hope
          and
                         c/o Credit Lyonnais
                         19 boulevard des Italiens
                         75002 Paris, France

                         Attention:  Mr. Rene-Claude Jouannet
          With a copy to:
                         White & Case
                         633 West Fifth Street
                         Los Angeles, California  90071

                         Attention:  David G. Johnson, Esq.

          RCS:           Museumplein 11
                         1071 DJ Amsterdam
                         Netherlands

                         Attention:  Mr. Koopsman or
                                    Mr. Peters
          With a copy to:
                         Avv. Enzo Pulitano
                         Affari Legali e Societari
                         RCS Editori SpA
                         Corso Garibaldi 86
                         20121 Milan
                         Italy
               and
                         Werbel, McMillin & Carnelutti
                         711 Fifth Avenue
                         New York, New York  10022

                         Attention:  Paul D. Downs, Esq.

          New CIBV:      Parklaan 46
                         3016 BC Rotterdam
                         The Netherlands

                         Attention:  Mr. Hans Schutte
          With a copy to:
                         Skadden, Arps, Slate, Meagher & Flom
                         300 S. Grand Avenue
                         Suite 3400
                         Los Angeles, California  90071-3144

                         Attention:  Brian J. McCarthy, Esq.

     (f) Governing Law; Jurisdiction. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THOSE LAWS RELATING TO CONFLICTS OF LAWS. Each party irrevocably agrees that any suit, action, or other legal proceeding arising from or relating to this Agreement shall be brought in the courts of the State of New York or the United States of America located in New York County, or the courts of the State of California or the United States of America located in Los Angeles County.
     (g) Counterparts. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
     (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights of the parties hereto shall be enforceable to the fullest extent permitted by law.
          IN WITNESS WHEREOF, the parties have executed this Agreement this ____ day of August, 1994.

                              PIONEER LDCA, INC.


                              By:__________________________
                                 Title:


                              CINEPOLE PRODUCTIONS B.V.


                              By:__________________________
                                 Title:


                              RCS VIDEO INTERNATIONAL
                                SERVICES B.V.


                              By:__________________________
                                 Title:

                              MGM HOLDINGS CORPORATION


                              By:__________________________
                                 Title:


                              NEW CAROLCO INVESTMENTS, B.V.


                              By:__________________________
                                 Title:
                                               Schedule 1.1


                             New CIBV Directors

                                               Schedule 3.1


                           Supervisory Committee

Mario F. Kassar
Olivier Granier
Michael S. Hope
Ryuichi Noda
Paolo Glisenti
Michael E. Garstin